TERRY AMISANO LTD.	AMISANO HANSON
KEVIN HANSON, CA	CHARTERED ACCOUNTANTS

February 20, 2006

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	Eagle Ridge Ventures Inc. - the “Company” – Form SB-2 Registration Statement

Dear Sir/Madame:

We hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated February 20, 2006, of the following:

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Our report to the Stockholders dated November 15, 2005 on the consolidated financial statements of the Company as at August 31, 2005 and for the period from November 15, 2004 (Date of Inception) to August 31, 2005.

Yours truly
AMISANO HANSON

“Amisano Hanson”

Chartered Accountants